Execution Version CHAR1\1753057v8 _______________ _________________________________________________ FARMER MAC MORTGAGE SECURITIES CORPORATION as Bond Purchaser GLADSTONE LENDING COMPANY, LLC as Issuer FEDERAL AGRICULTURAL MORTGAGE CORPORATION as Guarantor ____________________________________ AMENDED AND RESTATED AGVANTAGE® BOND PURCHASE AGREEMENT ____________________________________ Dated as of December 10, 2020 ________________________________________________________________

i CHAR1\1753057v8 TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ........................................................................................................... 1 Section 1.01 Definitions................................................................................................ 1 Section 1.02 Principles of Construction........................................................................ 7 ARTICLE II PURCHASE OF BONDS ......................................................................................... 7 Section 2.01 Purchase of Bonds; Minimum Denominations ........................................ 7 Section 2.02 Interest Rates and Payment ...................................................................... 8 Section 2.03 Maturity.................................................................................................... 9 ARTICLE III CONDITIONS PRECEDENT ................................................................................. 9 Section 3.01 Conditions Precedent to the Purchase of Each Bond ............................... 9 Section 3.02 Certificate of Pledged Collateral ............................................................ 10 Section 3.03 Conditions Precedent to the Closing Date ............................................. 10 ARTICLE IV REPORTING REQUIREMENTS ......................................................................... 11 Section 4.01 Annual Reporting Requirements............................................................ 11 Section 4.02 Additional Reporting Requirements ...................................................... 11 Section 4.03 Default Notices ...................................................................................... 12 ARTICLE V REPRESENTATIONS AND COVENANTS OF THE PARTIES ......................... 12 Section 5.01 Representations of Farmer Mac and the Purchaser ................................ 12 Section 5.02 Representations and Covenants of Issuer .............................................. 12 ARTICLE VI SECURITY AND COLLATERAL ....................................................................... 14 Section 6.01 Security and Collateral ........................................................................... 14 ARTICLE VII EVENTS OF DEFAULT ..................................................................................... 15 Section 7.01 Events of Default ................................................................................... 15 Section 7.02 Acceleration ........................................................................................... 17 Section 7.03 Remedies Not Exclusive ........................................................................ 17 ARTICLE VIII MISCELLANEOUS ........................................................................................... 17 Section 8.01 GOVERNING LAW .............................................................................. 17 Section 8.02 WAIVER OF JURY TRIAL .................................................................. 18 Section 8.03 Notices ................................................................................................... 18 Section 8.04 Benefit of Agreement ............................................................................. 18 Section 8.05 Entire Agreement ................................................................................... 18 Section 8.06 Amendments and Waivers ..................................................................... 18 Section 8.07 Counterparts ........................................................................................... 19 Section 8.08 Termination of Agreement ..................................................................... 19 Section 8.09 Survival .................................................................................................. 19 Section 8.10 Severability ............................................................................................ 19 Section 8.11 Expenses Indemnity; Damage Waiver ................................................... 19

ii CHAR1\1753057v8 Section 8.12 Amendment and Restatement ................................................................ 21 ARTICLE IX GUARANTEE ....................................................................................................... 21 Section 9.01 Guarantee ............................................................................................... 21 Section 9.02 Control by the Guarantor ....................................................................... 22 Schedule I – Addresses for Notices Schedule II – Form of Pricing Agreement Annex A – Form of AgVantage Bond (Fixed- and Floating-Rate) Annex B – Existing Bonds and Existing Pricing Agreements Annex C – REIT Officers’ Certificate Annex D – Issuer Officers’ Certificate Annex E – Qualified Loan Report

CHAR1\1753057v8 AMENDED AND RESTATED AGVANTAGE BOND PURCHASE AGREEMENT AMENDED AND RESTATED AGVANTAGE BOND PURCHASE AGREEMENT, dated as of December 10, 2020, among FARMER MAC MORTGAGE SECURITIES CORPORATION (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac” or the “Guarantor”); GLADSTONE LENDING COMPANY, LLC, a Delaware limited liability company (the “Issuer”); and Farmer Mac, as Guarantor. RECITALS WHEREAS Issuer wishes from time to time to issue and sell AgVantage Bonds to the Purchaser, and the Purchaser wishes from time to time to purchase such AgVantage Bonds from Issuer, all on the terms and subject to the conditions herein provided; and WHEREAS Farmer Mac is an instrumentality of the United States formed to provide for a secondary market for agricultural real estate mortgages and rural utilities loans, and Issuer is a limited liability company that intends to originate and service agricultural mortgage loans as contemplated in this Agreement; and WHEREAS the Issuer believes it to be in its best interests to issue and sell AgVantage Bonds to obtain funding from Farmer Mac; and WHEREAS Farmer Mac, the Purchaser and Issuer have agreed that the AgVantage Bonds will be guaranteed by Farmer Mac and secured by the pledge of loans secured by first liens on agricultural real estate, as provided herein; and WHEREAS, Farmer Mac, the Purchaser and Issuer previously entered into an AgVantage Bond Purchase Agreement dated as of December 5, 2014 (the “Existing Agreement”) pursuant to which Issuer has sold AgVantage Bonds to the Purchaser; and WHEREAS, Farmer Mac, the Purchaser and Issuer desire to combine, amend and restate the Existing Agreement in this Amended and Restated AgVantage Bond Purchase Agreement effective as of December 10, 2020 to govern all aspects of the terms and conditions governing the rights and obligations of the parties with respect to all AgVantage Bonds issued by Issuer under the Existing Agreement as well as any additional AgVantage Bonds issued by Issuer in the future from time to time under this Amended and Restated AgVantage Bond Purchase Agreement. NOW, THEREFORE, in consideration of the mutual agreements herein contained, Farmer Mac, the Purchaser and Issuer agree as follows: ARTICLE I DEFINITIONS SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

2 CHAR1\1753057v8 “Agreement” means this Amended and Restated AgVantage Bond Purchase Agreement, as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time. “AgVantage Bonds” or “Bonds” means the debt instruments substantially in the form of Annex A hereto issued and sold under this Agreement, or any one or more of them as the context may require, and shall include the Existing Bonds. “Bond Documents” means the Bonds, this Agreement, any Pricing Agreements and the Pledge Agreement. “Bond Interest Rate” means the rate of interest applicable to any particular Bond, as set forth in the applicable Pricing Agreement. “Bond Specific Payment Default” means an Event of Default triggered solely by a payment default of one or more AgVantage Bonds under Section 7.01(a) of this Agreement when no other facts and circumstances exist that have caused an Event of Default under Section 7.01 (other than Section 7.01(a)) to occur and be continuing. “Borrower” means a limited liability company or other entity organized and domiciled under the laws of any state in the United States of America that is principally-owned by the Operating Partnership and affiliated with Issuer (unless otherwise approved by Farmer Mac) and that owns the agricultural real estate securing one or more loans made by Issuer to such Borrower. “Business Day” means any day other than a Saturday, a Sunday, or a day on which any of the Federal Reserve Bank of New York, Farmer Mac’s office in Washington, DC or Issuer’s main office in McLean, Virginia is not open for business. “Capitalized Interest” means interest that is added to the cost of a long-term asset rather than expensed. “Certificate of Pledged Collateral” has the meaning given to that term in the Pledge Agreement. “Change of Control” means Gladstone Management Corporation, a Maryland corporation, or a sub-adviser thereof ceases to be the investment adviser to the REIT and, indirectly, to Gladstone Land Partners, LLC, a Delaware limited liability company, the Operating Partnership or the Issuer at any time during the term of the Bonds. “Closing Date” means the date of the funding of each issuance of AgVantage Bonds hereunder, which date shall be set forth in the applicable Pricing Agreement. “Collateral” has the meaning given to that term in the Pledge Agreement. “Collateral Agent” means Farmer Mac, as collateral agent under the Pledge Agreement, or its successor, as appointed pursuant to the terms set forth in Article 3 of the Pledge Agreement.

3 CHAR1\1753057v8 “Control Party” means (i) the Guarantor, so long as no Guarantor Default has occurred and is continuing, or (ii) the holders of the AgVantage Bonds for so long as a Guarantor Default has occurred and is continuing. “Dollar” or “$” means the lawful money of the United States of America. “EBITDA” means, without duplication, earnings before interest, taxes, depreciation, amortization and aggregate preferred dividend payments to the extent required to be reflected as debt on the REIT’s Financial Statements. “Environmental Laws” means any and all applicable current and future federal, state and local laws and any consent decrees, concessions, permits, grants, franchises, licenses, agreements or other restrictions of a governmental authority or common law causes of action relating to: (a) protection of the environment or natural resources from, or emissions, discharges, releases or threatened releases of, any materials, including Hazardous Materials, in the environment including ambient air, surface, water, ground water or land, (b) the generation, handling, use, labeling, disposal, transportation, reclamation and remediation of Hazardous Materials; (c) human health or safety; (d) the protection of endangered or threatened species; and (e) the protection of environmentally sensitive areas. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Issuer or any affiliate of Issuer resulting from or based upon (a) violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the release or threatened release of any Hazardous Materials; or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Offering Proceeds” means the amount of net proceeds of any offerings or issuances of common equity securities (including proceeds from issuances of senior common stock but excluding proceeds from issuances of preferred term stock that is required to be accounted for as debt under GAAP) completed by the REIT after the date hereof, as set forth in the offering documents for any such offerings or issuances; provided, however, that to the extent any amount of such net proceeds are used to retire or redeem any existing or outstanding class or series of equity or debt securities issued by the REIT, or to repay debt otherwise incurred, directly or indirectly, by the REIT, as set forth in the offering documents for any such offerings or issuances, then the Equity Offering Proceeds shall be reduced by that amount; provided further, that to the extent the offering documents for any such offerings or issuances do not clearly identify, in the reasonable judgment of Farmer Mac, the amount of net proceeds used to retire or redeem any existing or outstanding class or series of equity or debt securities issued by the REIT, or to repay debt otherwise incurred, directly or indirectly, by the REIT, then Issuer shall cause the REIT to provide such information as is reasonably requested by Farmer Mac to enable Farmer Mac to perform an accurate calculation of the amount of Equity Offering Proceeds resulting from an offering or issuance of equity securities completed by the REIT. “Event of Default” has the meaning given to that term in Section 7.01.

4 CHAR1\1753057v8 “Existing Bonds” means the bonds set forth on Annex B. “Existing Pricing Agreements” means the pricing agreements set forth on Annex B. “Final Issuance Date” means the earlier of: (a) May 31, 2023; and (b) such date as Farmer Mac determines that a Material Adverse Change has occurred. “Final Maturity Date” means December 31, 2030, or such other date as agreed to by the parties. “Financial Covenants” has the meaning given to that term in Section 5.02. “Financial Statements”, in respect of a Fiscal Year, means the publicly filed consolidated financial statements (including footnotes) of the REIT prepared in accordance with U.S. generally accepted accounting principles for that Fiscal Year as audited by independent certified public accountants selected by the REIT, and in respect of a Fiscal Quarter, means the publicly filed unaudited interim consolidated financial statements of the REIT prepared in accordance with U.S. generally accepted accounting principles for that Fiscal Quarter. “Fiscal Quarter” means each fiscal quarter of the REIT, as such may be changed from time to time, which at the date hereof commence on January 1, April 1, July 1, and October 1 of each calendar year and end on March 31, June 30, September 30, and December 31 of the same calendar year, respectively. “Fiscal Year” means the fiscal year of the REIT, as such may be changed from time to time, which at the date hereof commences on January 1 of each calendar year and ends on December 31 of the same calendar year. “Fixed Charge Coverage Ratio” means the ratio of (a) the sum of, without duplication, the REIT’s (i) aggregate EBITDA as presented in the Financial Statements, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter, (ii) aggregate Non-Cash Expenses as presented in the Financial Statements, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter, and (iii) aggregate nonrecurring losses (or minus nonrecurring gains) that were accounted for in the calculation of the REIT’s EBITDA as presented in the Financial Statements, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter, to (b) the sum of the REIT’s (i) aggregate interest expense as presented in the Financial Statements, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter, (ii) aggregate Capitalized Interest, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter, (iii) aggregate preferred dividend payments as presented in the Financial Statements, to the extent required to be reflected as debt on the REIT’s Financial Statements, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter, (iv) aggregate Lease Payments, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter, and (v) aggregate principal amount of all regularly scheduled principal payments on outstanding debt for borrowed money, for the prior four Fiscal Quarters for which Financial Statements are available, which includes the most recently reported quarter.

5 CHAR1\1753057v8 “Goodwill” shall be the aggregate value of the intangible assets held by the REIT, as of the end of each Fiscal Quarter or the Fiscal Year, as applicable, as presented in the Financial Statements, excluding the Intangible Assets. “Guaranteed Obligations” has the meaning given to that term in Section 9.01. “Guarantor Default” means a default by the Guarantor under its obligations pursuant to Article IX which is existing and continuing. “Hazardous Materials” means (a) any explosive or radioactive substances, materials or wastes, (b) any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could reasonably be expected to give rise to liability under, any applicable Environmental Law, including, asbestos or asbestos containing materials, infectious or medical waste, polychlorinated biphenyls, radon gas, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products and (c) all other substances, materials or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law. “Indemnitee” has the meaning given to that term in Section 8.11(b). “Intangible Assets” means intangible real property assets that are recorded as part of the acquisition of a real property asset, including leasing costs (consisting of leasing commissions and legal fees), in-place lease values and customer relationships, to the extent that such values are included in the line item “Lease intangibles, net” on the consolidated balance sheet of the REIT’s Financial Statements. “Interest Payment Date” means the dates set forth in the Pricing Agreement for Bonds as the interest payment dates therefor; provided, however, that if any such date is not a Business Day, such Interest Payment Date that would otherwise be such date will be the next Business Day following such date. “Land Asset Fair Value Adjustment” means the difference between (i) the then current aggregate fair value of all of the farm properties directly or indirectly owned by the REIT, as reported in the MD&A Section under the Net Asset Value disclosure in the REIT’s quarterly filings with the Securities and Exchange Commission (“SEC”), representing the value of such properties based on independent third-party appraisals, the purchase price paid for recently purchased properties not included in the previous Fiscal Quarter’s Financial Statements, or the REIT’s internal valuation process, as applicable, and (ii) the net cost basis of all of the farm properties directly or indirectly owned by the REIT representing the initial acquisition price (including the costs allocated to both tangible assets and Intangible Assets) plus subsequent improvements and capitalized costs associated with such properties, and adjusted for accumulated depreciation and amortization, as such value is set forth in the applicable Financial Statements of the REIT. In the absence of the Net Asset Value disclosure within the REIT’s quarterly filing, or the absence of a quarterly filing, the aggregate fair value of such farm properties shall be that as found in the REIT’s most recent SEC filing, updated for any appraisals performed since the time of said filing or the addition of any new properties acquired since the time of such filing, which properties, if any, will be included at their respective purchase price(s).

6 CHAR1\1753057v8 “Lease Payments” means payments related to capital leases, as presented, as of the end of each Fiscal Quarter or the Fiscal Year, as applicable, as presented in the Financial Statements. “Leverage Ratio” means the ratio of the REIT’s Total Debt to the REIT’s Total Assets. “Material Adverse Change” means a material adverse change in (i) the financial condition or business of Issuer, the Operating Partnership, or the REIT since the end of the REIT’s most recently completed Fiscal Year for which audited Financial Statements are available and have been provided to Farmer Mac, unless such material adverse change has otherwise been set forth in documents, certificates or financial information furnished to Farmer Mac or publicly filed prior to the date of this Agreement, or (ii) the Issuer’s ability to perform any of its respective obligations under any Bond Document (as applicable). “Minimum Required Collateralization Level” has the meaning given to that term in the Pledge Agreement. “Non-Cash Expenses” means any expenses that were accounted for in the calculation of the REIT’s EBITDA that did not, and are not expected to, result in a disbursement of cash. Non- Cash Expenses may include, but are not limited to, stock-based compensation expense and any other compensation for products or services paid in stock of the REIT or units of the Issuer. The REIT or the Issuer shall inform Farmer Mac of the items included in the Non-Cash Expenses calculation to the extent requested by Farmer Mac. “Nonperforming Assets” means the sum of the unpaid principal balance of all loans owned by Issuer that are 90 or more days delinquent, in foreclosure, or in bankruptcy. “Nonperforming Asset Rate” means the ratio of Nonperforming Assets to the unpaid principal balance of all loans owned by Issuer. “Notice of Requested Borrowing” has the meaning set forth in Section 2.01 hereof. “Operating Partnership” means Gladstone Land Limited Partnership. “Permitted Liens” has the meaning given to that term in the Pledge Agreement. “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. “Pledge Agreement” means the Amended and Restated Pledge and Security Agreement dated as of the date hereof, among Issuer, the Purchaser, Farmer Mac and the Collateral Agent, as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time in accordance with the terms thereof. “Pricing Agreement” means the Pricing Agreement for each issuance of Bonds among Farmer Mac, the Purchaser and Issuer substantially in the form of Schedule II attached hereto and shall include the Existing Pricing Agreements.

7 CHAR1\1753057v8 “Qualified Collateral” has the meaning given to that term in the Pledge Agreement. “Qualified Loans” has the meaning given to that term in the Pledge Agreement. “REIT” means the Gladstone Land Corporation, a Maryland corporation, and the consolidated parent company of Issuer. “Related Parties” means, with respect to any Person, such Person’s affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s affiliates. “Stockholders’ Equity” shall be the stockholders’ equity of the REIT, as of the end of each Fiscal Quarter or the Fiscal Year, as applicable, as presented in the Financial Statements. “Total Assets” means the sum of (a) the Land Asset Fair Value Adjustment and (b) the total assets as of the end of each Fiscal Quarter or the Fiscal Year, as applicable, as presented in the Financial Statements. “Total Debt” means the total interest-bearing debt of the REIT (including any preferred term stock that is required to be accounted for as debt under GAAP) as of the end of each Fiscal Quarter or the Fiscal Year, as applicable, as presented in the Financial Statements. SECTION 1.02. Principles of Construction. Unless the context shall otherwise indicate, the terms defined in Section 1.01 hereof include the plural as well as the singular and the singular as well as the plural. The words “hereafter”, “herein”, “hereof”, “hereto” and “hereunder”, and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The words “include”, “includes” and “including” shall be construed to be followed by the words “without limitation.” References to Exhibits, Articles, Annexes, Sections, Schedules, paragraphs, subparagraphs and clauses shall be construed as references to the Exhibits, Articles, Annexes, Sections, Schedules, paragraphs, subparagraphs and clauses of this Agreement. All accounting terms used and not expressly defined herein shall have the meanings given to them in accordance with United States generally accepted accounting principles, and the term “generally accepted accounting principles” shall mean such accounting principles which are generally accepted at the date or time of any computation or at the date hereof. The descriptive headings of the various articles and sections of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of the provisions hereof. ARTICLE II PURCHASE OF BONDS SECTION 2.01. Purchase of Bonds; Minimum Denominations. The Purchaser from time to time in its sole discretion agrees to purchase Bonds, at 100% of their principal amount, before the Final Issuance Date, as requested by Issuer by written notice (each, a “Notice of Requested Borrowing”) and approved by Farmer Mac in an aggregate principal amount, for all Bonds outstanding hereunder at any one time, not in excess of $225,000,000, subject to satisfaction of the conditions set forth herein and agreement between the parties hereto as to the terms of the

8 CHAR1\1753057v8 applicable Pricing Agreement. Issuer may borrow, repay (subject to the terms of the applicable Bonds being repaid) and reborrow funds at any time or from time to time up to, but not including, the Final Issuance Date; provided that Issuer shall not be eligible to borrow funds under this Agreement at any time that Farmer Mac has determined in its sole discretion that there has been a Material Adverse Change. Each advance under this Agreement shall be disbursed in a minimum amount of $1 million and additional increments of $50,000 or such other amounts as agreed to in the applicable Pricing Agreement. Each Bond shall price, close and fund at times mutually agreeable to the parties hereto, subject to satisfaction of the conditions set forth herein and in accordance with the procedures set forth in Section 2.02(c) hereof, unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement. No Bond will be purchased without the signature of Issuer on such Bond, and each Bond purchased hereunder shall be the obligation of Issuer. Nothing contained in this Agreement shall obligate the Purchaser to purchase any Bond or advance any funds to Issuer. All Existing Bonds, and the accompanying Existing Pricing Agreements, shall be deemed to have been issued pursuant hereto and deemed obligations hereunder, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. SECTION 2.02. Interest Rates and Payment. (a) Each Bond shall bear interest, payable semi-annually in arrears (unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement) on the outstanding principal amount thereof (computed on the basis of a 30-day month and a 360-day year unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement) from its date of issuance until final payment on the maturity date thereof or otherwise at a fixed rate or floating rate, as specified for the term of such Bond in the applicable Pricing Agreement. Interest only shall be payable on each Interest Payment Date that is not also the maturity date of the Bond. The Interest Payment Dates shall be determined at the time of, and set forth in, the applicable Pricing Agreement. The principal amount of each Bond, together with any accrued but unpaid interest, shall be due and payable on the applicable maturity date for such Bond. (b) Default Interest. To the extent any payment of interest or principal is not paid when due, interest shall accrue on the entire outstanding principal amount of the Bonds, together with accrued interest thereon, at the applicable rate per annum determined as provided above plus four percent (4%). (c) Notice of Requested Borrowing; Determination of Applicable Margin; Procedure for Pricing. (i) Each Notice of Requested Borrowing shall indicate the requested amount of the Bond and the desired maturity date of such Bond that Issuer requests to be purchased. A Notice of Requested Borrowing may request preliminary pricing indications for more than one maturity. Each Notice of Requested Borrowing shall also provide name, telephone and email contact information of an authorized representative of Issuer.

9 CHAR1\1753057v8 (ii) Upon receipt of a Notice of Requested Borrowing from Issuer, Farmer Mac shall, within 2 Business Days, subject to the condition that Issuer has already provided information to Farmer Mac concerning Issuer, the proposed Borrowers, the Operating Partnership, or the REIT as reasonably requested by Farmer Mac, provide to Issuer a preliminary indication of the applicable Bond Interest Rate. Farmer Mac shall not be obligated to provide an indication of pricing if Farmer Mac uses its best efforts to obtain and provide such preliminary indication, but determines in its sole discretion reasonably exercised that market conditions are unfavorable for the issuance of debt to fund Bonds with the terms set forth in the Notice of Requested Borrowing. Upon an acceptance of such preliminary indication of pricing by Issuer, the applicable Bond will price within a mutually agreeable time period (and may price on the day of the preliminary pricing if the parties so agree) with the agreed upon Bond Interest Rate being evidenced in the applicable Pricing Agreement. (d) Payments and Prepayments. Each Bond shall not be prepayable during the term of such Bond unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement, which will set forth a schedule of any permitted prepayment dates. Unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement, any such permitted prepayment by Issuer shall be in whole upon at least nine business days’ written notice to Farmer Mac. SECTION 2.03. Maturity. Each Bond shall mature on the maturity date set forth in the applicable Pricing Agreement and in any event no later than the Final Maturity Date. ARTICLE III CONDITIONS PRECEDENT SECTION 3.01. Conditions Precedent to the Purchase of Each Bond. On each Closing Date, the Purchaser shall be under no obligation to purchase any Bond unless and until the following conditions have been satisfied: (a) The Bonds. Farmer Mac shall have received the original of (i) such Bonds, each duly executed on behalf of Issuer, in the applicable form attached as Annex A hereto, or otherwise in a form agreed by the parties and (ii) the Pricing Agreements for such Bonds, each duly executed on behalf of Issuer, in the applicable form attached as Schedule II hereto, or otherwise in a form agreed by the parties. (b) The Pledge Agreement. Farmer Mac shall have received an original of the Pledge Agreement duly executed on behalf of Issuer and the Collateral Agent. (c) Opinion of Counsel. Farmer Mac shall have received an opinion of counsel to Issuer in form and substance acceptable to Farmer Mac. (d) Financial and Other Information. Issuer shall have provided Farmer Mac with the REIT’s most recent Financial Statements and such other information concerning

10 CHAR1\1753057v8 Issuer, the Borrowers, the Operating Partnership, and the REIT as Farmer Mac shall have reasonably requested. (e) No Material Adverse Change. Issuer shall have certified to Farmer Mac (in the manner specified in paragraph (i) of this Section 3.01), and Farmer Mac shall be satisfied, that no Material Adverse Change shall have occurred. (f) UCC Filing. Issuer shall have provided Farmer Mac with evidence that Issuer has filed any applicable UCC financing statement required pursuant to the Pledge Agreement. (g) No Event of Default. Issuer shall have certified to Farmer Mac and Farmer Mac shall be satisfied that no Event of Default shall have occurred and be continuing. (h) Compliance with Financial Covenants. Issuer shall have certified to Farmer Mac that it has caused the REIT to provide a certification by any president, vice president, chief financial officer or treasurer of the REIT to Farmer Mac, substantially in the form of Annex C attached hereto, regarding the REIT’s compliance with the Financial Covenants contained herein, and Farmer Mac shall be satisfied that the REIT is in compliance with all Financial Covenants contained herein. (i) Certification of Senior Management. Issuer shall have provided Farmer Mac a certification by any member, president, vice president, chief financial officer or treasurer of Issuer, substantially in the form of Annex D attached hereto, as to the following: (i) that Issuer is an institution organized as a Delaware limited liability company with the appropriate expertise, experience and qualifications to make agricultural mortgage loans to the Borrowers; (ii) the matters to be certified under paragraphs (e), (g) and (h) of this Section 3.01; and (iii) the representations and warranties of Issuer contained in Section 5.02 of this Agreement are true and correct in all material respects except with respect to representations or warranties that relate to a earlier date or time, in which case such representations and warranties were true and correct as of such earlier date or time. (j) Qualified Collateral Schedule. The Purchaser shall have received and provided written approval of the Qualified Collateral Schedule (and the Qualified Collateral evidenced thereby) to be delivered pursuant to the Pledge Agreement. SECTION 3.02. Certificate of Pledged Collateral. On each Closing Date, Issuer shall provide to Farmer Mac and the Collateral Agent (if not Farmer Mac) a copy of a Certificate of Pledged Collateral. The Certificate of Pledged Collateral will be dated not earlier than the last day of the immediately preceding calendar month, or a more recent date at Issuer’s option, in accordance with the terms of the Pledge Agreement. SECTION 3.03. Conditions Precedent to the Closing Date. This Agreement shall become effective upon, and the obligation of the Purchaser to purchase its initial Bond hereunder is subject to, the satisfaction of the following conditions precedent:

11 CHAR1\1753057v8 (a) Receipt by the Purchaser and Farmer Mac of executed counterparts of this Agreement and the Pledge Agreement, each duly executed on behalf of Issuer and by each other party thereto. (b) Receipt by the Purchaser and Farmer Mac of a certificate dated as of the Closing Date and signed by the secretary or an assistant secretary of the Issuer, certifying as appropriate as to: (a) all action taken by the Issuer in connection with this Agreement and the other Bond Documents; (b) the names of the authorized officers authorized to sign the Bond Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office (if so filed or required to be so filed) together with certificates from the appropriate state officials as to the continued existence and good standing or existence (as applicable) of the Issuer in its state of organization. (c) Receipt by the Purchaser and Farmer Mac of a lien search with respect to the Issuer and each Borrower, in scope satisfactory to the Purchaser and Farmer Mac and with results showing no liens other than Permitted Liens and otherwise satisfactory to the Purchaser and Farmer Mac. (d) The Issuer shall have paid all fees and expenses related to this Agreement and the other Bond Documents payable on or before the Closing Date as required by this Agreement or any other Bond Document. ARTICLE IV REPORTING REQUIREMENTS SECTION 4.01. Annual Reporting Requirements. So long as any Bonds remain outstanding, Issuer shall provide or shall cause the REIT to provide Farmer Mac with the following items within 90 days of the end of each Fiscal Year, in each case, in form and substance reasonably satisfactory to Farmer Mac: (a) the Financial Statements for such Fiscal Year; (b) a Certificate of Pledged Collateral; (c) an inventory from the Collateral Agent (if not Farmer Mac), or such other evidence as is reasonably satisfactory to Farmer Mac, as to the Qualified Collateral held by the Collateral Agent (if not Farmer Mac) at the end of such Fiscal Year; (d) the Nonperforming Asset Rate as of the last day of the end of the immediately preceding Fiscal Year; and (e) such other information concerning Issuer, the Operating Partnership, the REIT, the Borrowers, or the Qualified Collateral as is reasonably requested by Farmer Mac. SECTION 4.02. Additional Reporting Requirements. So long as any Bonds remain outstanding, Issuer shall provide or shall cause the REIT to provide to Farmer Mac, not more than

12 CHAR1\1753057v8 forty-five (45) calendar days following the end of each of Issuer’s calendar quarters, a report substantially in the form attached hereto as Annex E and incorporated by reference herein that identifies each Qualified Loan that constitutes Qualified Collateral, and such other information concerning Issuer, the Operating Partnership, the REIT, the Borrowers, or the Qualified Collateral as is reasonably requested by Farmer Mac. SECTION 4.03. Default Notices. If an action, occurrence or event shall happen that is, or with notice and the passage of time would become (unless Issuer completes the required performance during any applicable grace period), an Event of Default, Issuer shall deliver a notice of such action, occurrence or event to Farmer Mac as soon as practicable and in any event before 4:00 p.m. (District of Columbia time) on the Business Day following the date Issuer becomes aware of such action, occurrence or event, and, if such Event of Default should occur, shall submit to Farmer Mac, within five days thereafter, a report setting forth its views as to the reasons for the Event of Default, the anticipated duration of the Event of Default and what corrective actions Issuer is taking to cure such Event of Default. ARTICLE V REPRESENTATIONS AND COVENANTS OF THE PARTIES SECTION 5.01. Representations of Farmer Mac and the Purchaser. Each of Farmer Mac and the Purchaser jointly and severally represent to Issuer that on the date hereof and on each date on which the Purchaser purchases a Bond from Issuer: (a) it has all necessary authority and has taken all necessary organizational action, and obtained all necessary approvals, in order for it to execute and deliver all Bond Documents to which it is a party and for its obligations and agreements under the Bond Documents to constitute valid and binding obligations of Farmer Mac and the Purchaser; and in particular the terms of the transaction, and the actions taken by Farmer Mac and the Purchaser, are in compliance with and in satisfaction of the requirements of the Farm Credit Administration, as amended or waived by the Farm Credit Administration; and (b) the Purchaser is purchasing the Bonds for its own account and not with a view to the distribution thereof, provided that the disposition by Farmer Mac or the Purchaser of their property shall at all times be within their control. Farmer Mac and the Purchaser each understands that the Bonds have not been registered under the Securities Act of 1933, as amended, and may be resold only if an exemption from registration is available. SECTION 5.02. Representations and Covenants of Issuer. Issuer hereby represents to Farmer Mac and the Purchaser that on the date hereof and on each date on which the Purchaser purchases a Bond from Issuer, and, for purposes of paragraph (j), covenants: (a) Issuer has been duly organized and is validly existing and in good standing in the jurisdiction of its organization; (b) Issuer has the limited liability company power and authority to execute and deliver this Agreement, each of the other Bond Documents and the applicable Pricing

13 CHAR1\1753057v8 Agreement, to consummate the transactions contemplated hereby and thereby and to perform each of its obligations hereunder and thereunder; (c) Issuer has taken all necessary limited liability company and other action to authorize the execution and delivery of this Agreement, each of the other Bond Documents and the applicable Pricing Agreement, the consummation by Issuer of the transactions contemplated hereby and thereby and the performance by Issuer of its obligations hereunder and thereunder; (d) this Agreement, each of the other Bond Documents and each applicable Pricing Agreement have been duly authorized, executed and delivered by Issuer and constitute the legal, valid and binding obligations of Issuer, enforceable against Issuer in accordance with their respective terms, subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally; and (ii) the application of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law; (e) no approval, consent, authorization, order, waiver, exemption, variance, registration, filing, notification, qualification, license, permit or other action is required to be obtained, given, made or taken, as the case may be, with, from or by any regulatory body, administrative agency or governmental authority having jurisdiction over Issuer or any third party under any agreement to which Issuer is a party to authorize the execution and delivery by Issuer of this Agreement, any of the other Bond Documents or the applicable Pricing Agreement, or the consummation by Issuer of the transactions contemplated hereby or thereby or the performance by each of Issuer of each of its obligations hereunder or thereunder; (f) neither the execution or delivery by Issuer of this Agreement, any of the other Bond Documents or the applicable Pricing Agreement nor the consummation by Issuer of any of the transactions contemplated hereby or thereby nor the performance by Issuer of its obligations hereunder or thereunder, including, without limitation, the pledge of the Collateral to Farmer Mac, conflicts with or will conflict with, violates or will violate, results in or will result in a breach of, constitutes or will constitute a default under, or results in or will result in the imposition of any lien or encumbrance pursuant to any term or provision of the articles of incorporation or the bylaws of Issuer or any provision of any existing law or any rule or regulation currently applicable to Issuer or any judgment, order or decree of any court or any regulatory body, administrative agency or governmental authority having jurisdiction over Issuer or the terms of any mortgage, indenture, contract or other agreement to which Issuer is a party or by which Issuer or any of each of its properties is bound; (g) there is no action, suit, proceeding or investigation before or by any court or any regulatory body, administrative agency or governmental authority presently pending or, to the actual knowledge of Issuer, threatened with respect to Issuer, this Agreement, any of the other Bond Documents or the applicable Pricing Agreement challenging the validity or enforceability of this Agreement, any of the other Bond Documents or the

14 CHAR1\1753057v8 applicable Pricing Agreement, or seeking to restrain, enjoin or otherwise prevent Issuer from engaging in its business as currently conducted or the consummation by Issuer of the transactions contemplated by this Agreement, any of the other Bond Documents or the applicable Pricing Agreement, or which, if adversely determined, would have a material adverse effect on Issuer’s financial condition or either of its ability to perform each of its obligations under this Agreement, any of the other Bond Documents or the applicable Pricing Agreement; (h) Issuer has (or will obtain through other affiliated companies directly or indirectly owned by the REIT) the appropriate expertise, experience and qualifications to make agricultural mortgage loans similar to the mortgage loans (to the Borrowers) contemplated hereby; (i) no Material Adverse Change has occurred; (j) Issuer shall cause the REIT to provide to Farmer Mac a certification within 45 calendar days after the end of the last Fiscal Quarter, substantially in the form of Annex C attached hereto, certifying that the REIT is in compliance with the following covenants (collectively, the “Financial Covenants”) as of the end of such Fiscal Quarter: (i) Leverage Ratio of the REIT shall not be more than sixty-five percent (65%); and (ii) the Fixed Charge Coverage Ratio of the REIT shall be at least (x) for any Fiscal Quarter ending on December 31, 2020 and through and including September 30, 2022, 1.10 and (y) for any Fiscal Quarter ending thereafter, 1.15. (k) as to each Bond purchased by Purchaser, Issuer made a reasonable determination, as of the date on which the Purchaser purchased such Bond from Issuer, that the applicable Borrower under each Qualified Loan pledged to secure such Bond at the time of such purchase had sufficient repayment capacity to perform under such Qualified Loan without requiring repayment support from any other Borrower. ARTICLE VI SECURITY AND COLLATERAL SECTION 6.01. Security and Collateral. (a) To secure the full and punctual payment of the Bonds, Issuer shall enter into the Pledge Agreement pursuant to which Issuer shall grant a perfected security interest to the Collateral Agent, for the ratable benefit of the holders of the Bonds and the Guarantor, in and shall pledge and collaterally assign to and with the Collateral Agent the Collateral and all of the rights, remedies, title and interest of Issuer in and to the Collateral in which the Issuer has rights or the power to transfer rights to a secured party. (b) Issuer shall cause (i) the value of the Qualified Collateral (as determined in accordance with the Pledge Agreement) to be at all times not less than 110% of the

15 CHAR1\1753057v8 aggregate outstanding principal amount of the Bonds, and (ii) the value of the Qualified Loans (as determined in accordance with the Pledge Agreement) to be at all times not less than 100% of the aggregate outstanding principal amount of the Bonds. (c) Issuer shall not create, or permit to exist, any pledge, lien, charge, mortgage, encumbrance, debenture, hypothecation or other similar security instrument that secures, or in any way attaches to, such Collateral, other than the lien of the Pledge Agreement and the Permitted Liens, without the prior written consent of Farmer Mac. (d) The Qualified Loans will at all times meet the Eligibility Criteria as defined in the Pledge Agreement. ARTICLE VII EVENTS OF DEFAULT SECTION 7.01. Events of Default. Each of the following actions, occurrences or events shall constitute an “Event of Default” under the terms of this Agreement: (a) a failure by Issuer to make a payment of principal or interest on any Bond for more than two Business Days after the same becomes due and payable; (b) any representation or warranty made by Issuer in Article IV or V hereof or in any Bond Document or in any certificate or instrument furnished in connection therewith shall prove to have been false or misleading in any material respect as of the date made, provided that Issuer shall have thirty (30) days following the written identification by Purchaser or Farmer Mac of the related misrepresentation or breach of warranty to cure the related misrepresentation if unintentional and if Purchaser and Farmer Mac are thereby placed in the same risk position as if the misrepresentation had not been made; (c) a failure by Issuer to comply with any other covenant or provision contained in this Agreement or any Bond or the Pledge Agreement (other than a failure by Issuer to maintain the Minimum Required Collateralization Level or a failure to comply with any of the Financial Covenants); provided, that, Issuer shall have forty-five (45) calendar days (or in the case of the financial reporting covenants contained in Article IV, ten (10) calendar days) of the earlier of the date on which (i) Issuer becomes aware of such failure or (ii) notice from Farmer Mac requesting that it be cured to cure such action, occurrence or event; (d) the entry of a decree or order by a court having jurisdiction in the premises adjudging Issuer, the Operating Partnership or the REIT a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Issuer, the Operating Partnership or the REIT under the Federal Bankruptcy Act or any other applicable Federal or State law or law of the District of Columbia, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Issuer, the Operating Partnership or the REIT or of any substantial part of either of its property, or ordering the winding up or liquidation of either of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

16 CHAR1\1753057v8 (e) the commencement by Issuer, the Operating Partnership or the REIT of proceedings to be adjudicated a bankrupt or insolvent, or the consent by Issuer, the Operating Partnership or the REIT to the institution of bankruptcy or insolvency proceedings against it, or the filing by Issuer, the Operating Partnership or the REIT of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law or law of the District of Columbia, or the consent by Issuer, the Operating Partnership or the REIT to the filing of any such petition or to the appointment of receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Issuer, the Operating Partnership or the REIT or of any substantial part of its property, or the making by Issuer, the Operating Partnership or the REIT of an assignment for the benefit of creditors, or the admission by Issuer, the Operating Partnership or the REIT in writing of its inability to pay its debts generally as they become due, or the taking of limited liability company action by Issuer, the Operating Partnership or the REIT in furtherance of any such action; (f) a failure by Issuer to maintain the Minimum Required Collateralization Level, if Issuer does not cure such action, occurrence or event within 30 Business Days of the earlier of (i) receipt of written notice from Farmer Mac requesting that it be cured, or (ii) the first day on which Issuer becomes aware of such failure; (g) a failure or breach by the REIT to comply with any of the Financial Covenants set forth herein, provided that the REIT shall have thirty (30) calendar days following written identification by Farmer Mac as to related failure or breach to cure the same; (h) the occurrence of a Change of Control without Farmer Mac’s prior written consent; (i) a default past any applicable cure period under any mortgage, deed of trust, indenture, instrument or agreement under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the REIT or any subsidiary of the REIT, whether such indebtedness now exists or is created after the date hereof, if the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there has been a default, exceeds $50,000,000; or (j) any final judgment or order (not covered by insurance) for the payment of money in excess of $50,000,000 in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the REIT or any subsidiary of the REIT and shall not be paid or discharged, and there shall be any period of sixty (60) consecutive calendar days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the REIT or any subsidiary of the REIT to exceed $50,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

17 CHAR1\1753057v8 SECTION 7.02. Acceleration. Upon the occurrence, and during the continuance, of an Event of Default, Farmer Mac may, upon written notice to that effect to Issuer, declare the entire principal amount of, and accrued interest on, the Bonds at the time outstanding to be immediately due and payable. Notwithstanding the foregoing, if a Bond Specific Payment Default has occurred and is continuing with respect to one or more Bonds, Farmer Mac agrees to forbear from enforcing its rights in the Qualified Loans supporting other Bonds issued hereunder for which there is no Bond Specific Payment Default, which forbearance shall be for a period of 30 calendar days after the Bond Specific Payment Default has occurred, during which time Issuer shall have the opportunity to cure such item. SECTION 7.03. Remedies Not Exclusive. Upon the occurrence, and during the continuance, of an Event of Default, Farmer Mac shall be entitled to take such other action as is provided for by law, in this Agreement, or in any of the other Bond Documents, including injunctive or other equitable relief. ARTICLE VIII MISCELLANEOUS SECTION 8.01. GOVERNING LAW. (a) EXCEPT AS SET FORTH IN SECTION 9.01 HEREOF, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, FEDERAL LAW. TO THE EXTENT FEDERAL LAW INCORPORATES STATE LAW, THAT STATE LAW SHALL BE THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN. (b) EACH PARTY TO THIS AGREEMENT SUBMITS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURT LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR PURPOSES OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO, BY THE MAILING OF A COPY THEREOF, BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN NOTICE TO THE OTHER PARTY HERETO. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF

18 CHAR1\1753057v8 ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION. SECTION 8.02. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02. SECTION 8.03. Notices. All demands, notices, instructions and other communications required or permitted to be given hereunder shall be in writing and shall be addressed as specified in Schedule I attached hereto as appropriate except as otherwise provided herein. The address, telephone number, email address or facsimile number for any party may be changed at any time and from time to time upon written notice given by such changing party to the other parties hereto. A properly addressed notice or other communication shall be deemed to have been delivered to the party or parties to which it is given at the time it is sent by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth in Schedule I, with a copy also to be sent by email or facsimile (fax) transmission. SECTION 8.04. Benefit of Agreement. This Agreement shall become effective when it shall have been executed by Farmer Mac, the Purchaser and the Issuer, and thereafter shall be binding upon and inure to the respective benefit of the parties and their permitted successors and assigns. SECTION 8.05. Entire Agreement. This Agreement, including the Schedules and Annexes hereto, and the other Bond Documents, constitute the entire agreement between the parties hereto concerning the matters contained herein or therein, as applicable, and supersede all prior oral and written agreements and understandings between the parties that relate to such subject matter. SECTION 8.06. Amendments and Waivers. (a) No provision of this Agreement may be amended or modified except pursuant to an agreement in writing entered into by Farmer Mac, the Purchaser and the Issuer. No provision of this Agreement may be waived except in writing by the party or parties receiving the benefit of and under such provision. (b) No failure or delay of Farmer Mac, the Purchaser or the Issuer in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps

19 CHAR1\1753057v8 to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure by Issuer therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (a) of this Section 8.06, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Issuer in any case shall entitle Issuer to any other or further notice or demand in similar or other circumstances. SECTION 8.07. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. A failure to deliver an execution original to this Agreement shall not affect the enforceability of this Agreement, it being expressly agreed that each party hereto shall be bound by its own electronically transmitted signature and accept the electronically transmitted signature of each of the other parties hereto. SECTION 8.08. Termination of Agreement. This Agreement shall terminate upon the indefeasible payment in full of all amounts payable hereunder and under the Bonds issued pursuant to this Agreement from time to time in accordance with their terms (or as otherwise permitted in writing by Farmer Mac). Farmer Mac and the Purchaser may elect, by notice in writing to the other parties hereto, to terminate this Agreement during any period when no Bonds are outstanding pursuant to this Agreement. SECTION 8.09. Survival. The representations and warranties of each of the parties hereto contained in this Agreement and contained in each of the other Bond Documents, and the parties’ obligations under any and all thereof, shall survive and shall continue in effect following the execution and delivery of this Agreement, any disposition of the Bonds and the expiration or other termination of any of the other Bond Documents, but, in the case of each Bond Document, shall not survive the expiration or the earlier termination of such Bond Document, except to the extent expressly set forth in such Bond Document. SECTION 8.10. Severability. If any term or provision of this Agreement or any Bond Document or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of such Bond Document or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. SECTION 8.11. Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Issuer shall pay (i) all reasonable and documented out of pocket expenses incurred by the Purchaser, the Collateral Agent, Farmer Mac and their affiliates (including the reasonable fees, charges and disbursements of counsel for the Purchaser, the Collateral Agent and Farmer Mac) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Bond Documents, or any amendments, modifications or waivers of the provisions hereof or

20 CHAR1\1753057v8 thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out of pocket expenses incurred by the Purchaser, the Collateral Agent or Farmer Mac (including the fees, charges and disbursements of any counsel for the Purchaser, the Collateral Agent or Farmer Mac), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Bond Documents, including its rights under this Section, or (B) in connection with the Bonds purchased hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Bonds. (b) Indemnification by the Issuer. The Issuer shall indemnify the Purchaser, the Collateral Agent (and any sub-agent thereof) and Farmer Mac, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Issuer or any affiliate of the Issuer and the expense of investigation) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Bond Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the issuance of any Bond by Issuer or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Issuer or any of its affiliates, or any Environmental Liability related in any way to the Issuer or any of its affiliates, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Issuer or any of its affiliates, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) result from a dispute solely between Indemnitees and not (1) involving any action or inaction by the Issuer or any of its affiliates or (2) relating to any action of such Indemnitee in its capacity as Collateral Agent, (y) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (z) result from a claim brought by the Issuer or any of its affiliates against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Bond Document, if the Issuer or such affiliate has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. (c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Issuer shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Bond Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Bond or the use of the proceeds thereof. No Indemnitee referred to in this Section 8.11 shall be liable for

21 CHAR1\1753057v8 any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Bond Documents or the transactions contemplated hereby or thereby. (d) Payments. All amounts due under this Section shall be payable not later than fifteen (15) days after demand therefor. (e) Survival. Each party’s obligations under this Section 8.11 shall survive the resignation of the Collateral Agent or any assignment of rights by the Purchaser or Farmer Mac, the termination of the commitments and the repayment, satisfaction or discharge of all obligations under any Bond Document. SECTION 8.12. Amendment and Restatement. The parties to the Existing Agreement each hereby agree that, at such time as this Agreement shall have become effective pursuant to the terms of Section 3.03, (a) the Existing Agreement automatically shall be deemed amended and restated in its entirety by this Agreement, and (b) this Agreement shall govern all aspects of the terms and conditions governing the rights and obligations of the parties with respect to all AgVantage Bonds issued by Issuer under the Existing Agreement as well as any additional AgVantage Bonds issued by Issuer in the future from time to time under this Agreement. All indebtedness, obligations, liabilities and liens created by the Existing Agreement shall continue unimpaired and in full force and effect, as amended and restated in this Agreement. This Agreement is not a novation of the Existing Agreement. ARTICLE IX GUARANTEE SECTION 9.01. Guarantee. (a) The Guarantor agrees to pay in full to the holder of each Bond, the principal of, and interest on, the Bonds when due, whether at maturity, upon redemption or otherwise (the “Guaranteed Obligations”), on the applicable due date for such payment. (b) The Guarantor’s obligations hereunder shall inure to the benefit of and shall be enforceable by any holder of a Bond if, for any reason beyond the control of such holder, such holder shall have failed to receive the interest or principal, as applicable, payable to such holder any payment date, redemption date or stated maturity date. The Guarantor hereby irrevocably agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of, or any change in or amendment to, this Agreement, the Pledge Agreement or any Bond, the absence of any action to enforce the same, the waiver or consent by the holder of any Bond or by the Collateral Agent with respect to any provisions of this Agreement or the Pledge Agreement, or any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, protest or notice with respect to each Bond or the interest

22 CHAR1\1753057v8 represented thereby, and all demands whatsoever, and covenants that the guarantee will not be discharged except upon complete irrevocable payment of the principal and interest obligations represented by the Bonds. (c) The Guarantor shall be subrogated to and is hereby assigned all rights of the holder of the Bonds against Issuer and the proceeds of the Qualified Collateral, all in respect of any amounts paid by the Guarantor pursuant to the provisions of the guarantee contained in this Article IX. Each holder shall execute and deliver to the Guarantor in each holder’s name such instruments and documents as the Guarantor may reasonably request in writing confirming or evidencing such subrogation and assignment. (d) No reference herein shall alter or impair the guarantee, which is absolute and unconditional, of the due and punctual payment of principal of, and interest on, the Bonds, on the dates such payments are due. (e) The guarantee is not an obligation of, and is not a guarantee as to principal or interest by the Farm Credit Administration, the United States or any other agency or instrumentality of the United States (other than the Guarantor). (f) The guarantee shall be governed by, and construed in accordance with, Federal law. To the extent Federal law incorporates state law, that state law shall be the laws of the State of New York applicable to contracts made and performed therein. SECTION 9.02. Control by the Guarantor. If the Guarantor is the Control Party, the Guarantor shall be considered the holder of all Bonds outstanding for all purposes under the Pledge Agreement and shall be permitted to take any and all actions permitted to be taken by the holder thereunder. The Control Party will have the sole right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent or any holder with respect to the Bonds or exercising any power conferred on the Collateral Agent with respect to the Bonds provided that: (a) such direction shall not be in conflict with any rule of law or with the Pledge Agreement; (b) the Collateral Agent shall have been provided with indemnity from the Control Party reasonably satisfactory to it; and (c) the Collateral Agent may take any other action deemed proper by such Collateral Agent that is not inconsistent with such direction, provided, however, that the Collateral Agent need not take any action which it determines might expose it to liability. [SIGNATURE PAGE FOLLOWS]

Sch. I – pg. 1 CHAR1\1753057v8 SCHEDULE I TO BOND PURCHASE AGREEMENT Addresses for Notices 1. The addresses referred to in Section 8.03 hereof, for purposes of delivering demands, instructions, notices or other communications, are as follows: If to the Purchaser or Farmer Mac: Federal Agricultural Mortgage Corporation 1999 K Street, NW, 4th Floor Washington, DC 20006 Fax: 202-872-7713 Email: Agvdeals@farmermac.com Attention of: Director – Investments and Institutional Business Development With a copy to: Federal Agricultural Mortgage Corporation 1999 K Street, NW, 4th Floor Washington, DC 20006 Fax: 202-872-7713 Email: Treasury@farmermac.com Attention of: Capital Markets Group With a copy also to: Federal Agricultural Mortgage Corporation 1999 K Street, NW, 4th Floor Washington, DC 20006 Fax: 202-872-7713 Email: legal@farmermac.com Attention of: General Counsel If to Issuer: Gladstone Lending Company, LLC c/o Gladstone Land Corporation 1521 Westbranch Drive, Suite 100 McLean, Virginia 22102 Fax: 703-287-5801 Attn: Michael Licalsi With copy to: Gladstone Lending Company, LLC

Sch. I – pg. 2 CHAR1\1753057v8 c/o Gladstone Land Corporation 1521 Westbranch Drive, Suite 100 McLean, Virginia 22102 Fax: 703-287-5801 Attn: Lewis Parrish and Jay Beckhorn With a copy also to: Bass Berry & Sims PLC 100 Peabody Place, Suite 1300 Memphis, TN 38103 Fax: 901-543-5946 Attention: Robert P. McDaniel, Jr.

Sch. II – pg. 1 CHAR1\1753057v8 SCHEDULE II TO AGVANTAGE BOND PURCHASE AGREEMENT FORM OF PRICING AGREEMENT The Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac”), Farmer Mac Mortgage Securities Corporation, a wholly owned subsidiary of Farmer Mac (the “Purchaser”), and Gladstone Lending Company, LLC (“Issuer”), a Delaware corporation, agree that, on ____________ __, 20__ (the “Closing Date”), the Purchaser will purchase from Issuer and Issuer will sell to the Purchaser $________ aggregate principal amount of [Fixed Rate] [Floating Rate] AgVantage Bonds (the “Bonds”) with the following terms: Bond Interest Rate: [If interest on such Floating Rate Bonds is calculated based on the London Interbank Offered Rate for U.S. Dollar deposits (“LIBOR”) and if LIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Pricing Agreement. Farmer Mac does not warrant, nor accept responsibility, nor any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any comparable or successor rate thereto. Notwithstanding the foregoing, if interest on such Floating Rate Bonds is calculated based on LIBOR and if Farmer Mac determines that a Benchmark Transition Event (as defined on Schedule I hereto) has occurred, or upon an Early Opt-In Election (as defined on Schedule I hereto), then LIBOR shall be replaced by the Benchmark Replacement (as defined on Schedule I hereto) in accordance with the procedures set forth in Schedule I hereto.] [Initial Bond Interest Rate: ] [Floating Rate Index: ] [Interest Rate Margin: ] [Interest Rate Reset Dates: ] Interest Payment Dates: Interest Periods: [The Bonds may not be prepaid at any time.][The Bonds may not be prepaid prior to ___________ __, 20__. On or after __, 20__ the Bonds may be prepaid on the scheduled call dates set forth herein, in whole [only] [or in part], at the option of Issuer, according to the terms of the Bond Purchase Agreement (as defined below).][The Bonds may be prepaid in whole [only] [or in part] at any time.] [Scheduled call dates: ] Maturity Date:

Sch. II – pg. 2 CHAR1\1753057v8 The Bonds shall be obligations of Issuer. The issuance and sale of the Bonds by Issuer to the Purchaser shall (i) be conditional upon the successful completion by Farmer Mac of a separate offering of debt securities on the Closing Date, the proceeds of which it is contemplated will be used by the Purchaser to finance the purchase of the Bonds and (ii) occur under the terms and conditions of the Amended and Restated AgVantage Bond Purchase Agreement, dated as of December 10, 2020, among Farmer Mac, the Purchaser and Issuer (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Bond Purchase Agreement”). All of the provisions contained in the Bond Purchase Agreement are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Bond Purchase Agreement. This Pricing Agreement may be executed in two or more counterparts. In the event of any inconsistency between the terms of this Pricing Agreement and the Bond Purchase Agreement, the terms of this Pricing Agreement shall apply.

Sch. II – pg. 3 CHAR1\1753057v8 Agreed to this __ day of _________________, 20__. Federal Agricultural Mortgage Corporation By: ___________________________________ Name: Title: Farmer Mac Mortgage Securities Corporation By: ___________________________________ Name: Title: Gladstone Lending Company, LLC, a Delaware limited liability company By: Gladstone Land Limited Partnership, a Delaware limited partnership, its sole member and manager By: Gladstone Land Partners, LLC, a Delaware limited liability company, its General Partner By: Gladstone Land Corporation, a Maryland corporation, its Manager By: ___________________________________ Name: Title:

Sch. II – pg. 4 CHAR1\1753057v8 SCHEDULE I TO PRICING AGREEMENT BENCHMARK REPLACEMENT SETTING (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Bond Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Bond Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, the Bond Purchase Agreement or any other Bond Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Bond Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Issuer without any amendment to, or further action or consent of any other party to, the Bond Purchase Agreement or any other Bond Document so long as Farmer Mac has not received, by such time, written notice of objection to such Benchmark Replacement from the Issuer. (b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Farmer Mac will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Bond Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to the Bond Purchase Agreement or any other Bond Document. (c) Notices; Standards for Decisions and Determinations. Farmer Mac will promptly notify the Issuer of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Farmer Mac pursuant to this Schedule titled “Benchmark Replacement Setting,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other

Sch. II – pg. 5 CHAR1\1753057v8 party to the Bond Purchase Agreement or any other Bond Document, except, in each case, as expressly required pursuant to this Schedule titled “Benchmark Replacement Setting.” (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Bond Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Farmer Mac in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Farmer Mac may modify the interest period for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Farmer Mac may modify the interest period for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Issuer’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Issuer shall be deemed to have revoked any Notice of Requested Borrowing for a Bond bearing interest at a LIBOR rate to be made during any Benchmark Unavailability Period; provided that this shall not prevent the Issuer from submitting a new Notice of Requested Borrowing. (f) Certain Defined Terms. As used in this Schedule titled “Benchmark Replacement Setting”: “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an interest period pursuant to this Pricing Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the interest period provisions pursuant to clause (d) of this Schedule titled “Benchmark Replacement Setting.” “Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then- current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Schedule titled “Benchmark Replacement Setting.”

Sch. II – pg. 6 CHAR1\1753057v8 “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Farmer Mac for the applicable Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; (3) the sum of: (a) the alternate benchmark rate that has been selected by Farmer Mac as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Farmer Mac in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Pricing Agreement and the other Bond Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable interest period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Farmer Mac: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such interest period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such interest period that would apply to the fallback rate for a derivative transaction referencing the ISDA

Sch. II – pg. 7 CHAR1\1753057v8 Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Farmer Mac for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated or bilateral credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Farmer Mac in its reasonable discretion. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day” in the Bond Purchase Agreement, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Farmer Mac decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Farmer Mac in a manner substantially consistent with market practice (or, if Farmer Mac decides that adoption of any portion of such market practice is not administratively feasible or if Farmer Mac determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Farmer Mac decides is reasonably necessary in connection with the administration of this Pricing Agreement and the other Bond Documents). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component

Sch. II – pg. 8 CHAR1\1753057v8 used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Issuer, so long as Farmer Mac has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Issuer, written notice of objection to such Early Opt-in Election from the Issuer. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased

Sch. II – pg. 9 CHAR1\1753057v8 or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Bond Document in accordance with this Schedule titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Bond Document in accordance with this Schedule titled “Benchmark Replacement Setting.” “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Farmer Mac in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Farmer Mac decides that any such convention is not administratively feasible for Farmer Mac, then Farmer Mac may establish another convention in its reasonable discretion. “Early Opt-in Election” means, if the then-current Benchmark is LIBOR, the occurrence of: (1) a determination by Farmer Mac that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such credit facilities are identified in

Sch. II – pg. 10 CHAR1\1753057v8 the notice to the Issuer described in clause (2) and are publicly available for review), and (2) the election by Farmer Mac to trigger a fallback from LIBOR and the provision by Farmer Mac of written notice of such election to the Issuer. “Floor” means the benchmark rate floor, if any, provided in this Pricing Agreement initially (as of the execution of this Pricing Agreement, the modification, amendment or renewal of this Pricing Agreement or otherwise) with respect to LIBOR. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR, the time determined by Farmer Mac in its reasonable discretion. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Annex A – pg. 1 CHAR1\1753057v8 ANNEX A [FORM OF BOND] GLADSTONE LENDING COMPANY, LLC [__% Fixed][Floating] Rate Senior AgVantage Bond due ______________ __________________, 20__ FOR VALUE RECEIVED, the undersigned, GLADSTONE LENDING COMPANY, LLC (the “Issuer”), hereby promises to pay to FARMER MAC MORTGAGE SECURITIES CORPORATION, a wholly owned subsidiary of Farmer Mac (as defined below) (the “Purchaser”), or registered assigns, the principal sum of ________________ MILLION DOLLARS ($___,000,000.00) on ____________________________, together with interest computed from the date hereof according to the terms of the Bond Purchase Agreement (as defined below). Payments of principal and interest on this Bond are to be made in lawful money of the United States of America at such place as shall have been designated by written notice to Issuer from the registered holder of this Bond as provided in the Bond Purchase Agreement referred to below. This Bond is issued pursuant to an Amended and Restated AgVantage Bond Purchase Agreement, dated as of December 10, 2020, as well as the Pricing Agreement for $_______ [__% Fixed][Floating] Rate Bonds dated as of ___________ __, 20__ (together, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Bond Purchase Agreement”), among the Issuer, the Purchaser and Federal Agricultural Mortgage Corporation (“Farmer Mac”), and is entitled to the benefits thereof. This Bond is also entitled to the benefits of the Amended and Restated Pledge and Security Agreement, dated as of December 10, 2020, as from time to time amended, supplemented or otherwise modified in writing, among the Issuer, the Purchaser, Farmer Mac and the Collateral Agent named therein. Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Bond Purchase Agreement. This Bond is a registered Bond and, upon surrender of this Bond for registration of transfer or exchange, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Bond will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, Issuer may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and Issuer will not be affected by any notice to the contrary. This Bond is the obligation of the Issuer. [This Bond may not be prepaid at any time.][This Bond may not be prepaid prior to _____________ __, 20__. On or after ____________ __, 20__ this Bond may be prepaid at any time, in whole [only] [or in part], at the option of Issuer, according to the terms of the Bond Purchase Agreement and provided that, if such optional prepayment is made on a date other than

Annex A – pg. 2 CHAR1\1753057v8 an Interest Payment Date, accrued interest on the principal amount hereof that is being prepaid shall be payable through and excluding the date such optional prepayment is made.][This Bond is prepayable at any time by Issuer, in whole [only] [or in part] at the option of Issuer on the terms set forth in the Bond Purchase Agreement.] If an Event of Default, as defined in the Bond Purchase Agreement, occurs and is continuing, the principal of this Bond may be declared due and payable in the manner, at the price and with the effect provided in the Bond Purchase Agreement. This Bond shall be construed and enforced in accordance with, and the rights of Issuer and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of- law principles of the law of the State of New York that would require the application of the laws of another jurisdiction. GLADSTONE LENDING COMPANY, LLC, a Delaware limited liability company By: GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member and manager By: GLADSTONE LAND PARTNERS, LLC, a Delaware limited liability company, its General Partner By: GLADSTONE LAND CORPORATION, a Maryland corporation, its Manager By: ___________________________________ Name: Title:

ANNEX B

EXISTING BONDS AND EXISTING PRICING AGREEMENTS

Farmer Mac Bond ID	Amount	Interest Rate	Closing Date	Maturity Date
2015-5	$3,210,000.00	3.29%	12/22/2015	12/22/2022
2016-1	$4,431,000.00	2.98%	3/3/2016	2/24/2023
2016-2	$11,100,000.00	3.08%	3/3/2016	2/24/2023
2016-3	$1,020,000.00	2.87%	8/22/2016	8/22/2023
2017-2	$8,100,000.00	3.63%	1/12/2017	1/12/2024
2017-3	$8,100,000.00	3.53%	1/12/2017	1/12/2023
2017-4	$8,100,000.00	3.36%	1/12/2017	1/12/2022
2017-5	$3,225,000.00	4.05%	8/30/2017	8/30/2024
2018-1	$1,260,000.00	4.47%	3/13/2018	3/13/2028
2018-2	$10,356,000.00	4.45%	7/30/2018	7/24/2025
2018-3	$7,050,000.00	4.06%	8/17/2018	8/17/2021
2018-4	$4,110,000.00	4.57%	9/13/2018	9/13/2028
2019-1	$3,285,000.00	2.61%	12/11/2019	12/11/2020
2019-2	$10,568,000.00	2.61%	12/11/2019	12/11/2020
2020-1	$8,100,000.00	2.66%	1/10/2020	1/12/2024

Annex B – pg. 1

CHAR1\1753057v8

Annex C – pg. 1 CHAR1\1753057v8 ANNEX C FORM OF REIT OFFICERS’ CERTIFICATE We, ___________________________, and ___________________________, of Gladstone Land Corporation, a Maryland corporation (the “REIT”), in connection with that certain Amended and Restated AgVantage Bond Purchase Agreement dated as of December 10, 2020, among Gladstone Lending Company, LLC, an indirectly owned subsidiary of the REIT, Farmer Mac Mortgage Securities Corporation, and Federal Agricultural Mortgage Corporation (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Bond Purchase Agreement”), hereby certify on behalf of the REIT that as of the end of the most recent Fiscal Quarter: (1) the REIT’s Leverage Ratio is as follows: a. Total Debt b. Total Assets [(i) + (ii)]: i. Land Asset Fair Value Adjustment: ii. Total assets: Leverage Ratio [(a) / (b)]: ___________________________ (2) the REIT’s Fixed Charge Coverage Ratio is as follows: a. Aggregate EBITDA: b. Aggregate Non-Cash Expenses: c. Aggregate nonrecurring losses (or minus nonrecurring gains): d. Aggregate interest expense: e. Aggregate Capitalized Interest: f. Aggregate preferred dividend payments to the extent required to be reflected as debt on the REIT’s Financial Statements: g. Aggregate Lease Payments: h. Aggregate principal amount of all regularly scheduled principal payments on outstanding debt for borrowed money:

Annex C – pg. 2 CHAR1\1753057v8 Fixed Charge Coverage Ratio [((a) + (b) + (c))/((d) + (e) + (f) + (g) + (h))]: ________________ (3) to the best of our knowledge, the values set forth above in paragraphs (1)-(2) are correct and accurate in all material respects. (4) the REIT is in compliance with all of the Financial Covenants contained in the Bond Purchase Agreement. Capitalized terms used in this certificate shall have the meanings given to those terms in the Bond Purchase Agreement. DATED as of this _____ day of __________________________, __________. GLADSTONE LAND CORPORATION By: Name: Title: By: Name: Title:

Annex D – pg. 1 CHAR1\1753057v8 ANNEX D FORM OF ISSUER OFFICERS’ CERTIFICATE Officers’ Certificate TO: Federal Agricultural Mortgage Corporation We, ________________, and ________________, of Gladstone Land Corporation, the Manager of Gladstone Land Partners, LLC, the General Partner of Gladstone Land Limited Partnership, the Sole Member and Manager of Gladstone Lending Company, LLC (“Issuer”), pursuant to the Amended and Restated AgVantage Bond Purchase Agreement dated as of December 10, 2020, among Issuer, Farmer Mac Mortgage Securities Corporation, and Federal Agricultural Mortgage Corporation (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Bond Purchase Agreement”), hereby certify on behalf of Issuer that as at the date hereof: (1) Issuer is an institution organized as a Delaware limited liability company with the appropriate expertise, experience and qualifications to make agricultural mortgage loans to the Borrowers; (2) no Material Adverse Change has occurred; (3) the representations and warranties of Issuer contained in Section 5.02 of the Bond Purchase Agreement are true and correct in all material respects except with respect to representations or warranties that relate to an earlier date or time, in which case such representations and warranties were true and correct as of such earlier date or time; (4) no Event of Default exists; and (5) Issuer has caused the REIT to provide a certification by any president, vice president, chief financial officer or treasurer of the REIT to Farmer Mac, substantially in the form of Annex C attached to the Bond Purchase Agreement, regarding the REIT’s compliance with the Financial Covenants contained therein. Capitalized terms used in this certificate shall have the meanings given to those terms in the Bond Purchase Agreement. DATED as of this _____ day of ____________________, ____. By: Name: Title: By: Name: Title:

Sch. A – pg. 1 CHAR1\1753057v8 ANNEX E QUALIFIED LOAN REPORT

Sch. A – pg. 1 CHAR1\1753057v8 Schedule A Pledged Collateral Issuer Name: Dated: Bond Number: Loan Number Borrower Last Name Relationship ID Note Type (see note 1) Loan Origination Date Maturity Date Amortization Term (months) Payment Frequency (see note 2) Current Unpaid Principal Balance Original Loan Amount Current Note Rate Loan Delinquency Status (see note 3) Index Type (see note 4) Adjustable Reset Interval (in months) Next Reset Date Collateral Value (see note 5) Collateral Property State Collateral Property County Collateral Property Type Notes: 1. F= Fixed, A=Adjustable 2. 1 = monthly, 2 = quarterly, 4 = semi-annually, 12= annually 3. 0=Current, 1<30 days delinquent, 2<60 days delinquent, etc. 4. Index - 1 YR CMT, 3 YR CMT, 5 YR CMT, 7 YR CMT, 10 YR CMT, 3 month LIBOR, 6 month LIBOR, 12 month LIBOR, PRIME, INTERNAL (lender’s own internal rate); Leave cell blank if not indexed 5. Original collateral value, or updated, if available 6. Loan numbers of identified relationships (cross collateralized, junior lien, wrapped, etc.); Data should be comma or tab delimited if multiple relationships exist. 7. Type of relationship identified (cross collateralized, junior lien, wrapped, etc.)

Sch. B – pg. 1 CHAR1\1753057v8 Schedule B Pledged Collateral Issuer Name: Dated: Bond Number: Loan Number Borrower Last Name Relationship ID Note Type (see note 1) Loan Origination Date Maturity Date Amortization Term (months) Payment Frequency (see note 2) Current Unpaid Principal Balance Original Loan Amount Current Note Rate Loan Delinquency Status (see note 3) Index Type (see note 4) Adjustable Reset Interval (in months) Next Reset Date Collateral Value (see note 5) Collateral Property State Collateral Property County Collateral Property Type $ - Notes: 1. F= Fixed, A=Adjustable 2. 1 = monthly, 2 = quarterly, 4 = semi-annually, 12= annually 3. 0=Current, 1<30 days delinquent, 2<60 days delinquent, etc. 4. Index - 1 YR CMT, 3 YR CMT, 5 YR CMT, 7 YR CMT, 10 YR CMT, 3 month LIBOR, 6 month LIBOR, 12 month LIBOR, PRIME, INTERNAL (lender’s own internal rate); Leave cell blank if not indexed 5. Original collateral value, or updated, if available 6. Loan numbers of identified relationships (cross collateralized, junior lien, wrapped, etc.); Data should be comma or tab delimited if multiple relationships exist. 7. Type of relationship identified (cross collateralized, junior lien, wrapped, etc.)

CHAR1\1753057v8 Loan Number Cross 1 (see Note 6) Cross 2 (see Note 6) Cross 3 (see Note 6) Cross 4 (see Note 6) Cross 5 (see Note 6) Cross 6 (see Note 6) Cross 7 (see Note 6) Cross 8 (see Note 6) Cross 9 (see Note 6) Cross 10 (see Note 6) Relationship (see Note 7) Notes: 1. F= Fixed, A=Adjustable 2. 1 = monthly, 2 = quarterly, 4 = semi-annually, 12= annually 3. 0=Current, 1<30 days delinquent, 2<60 days delinquent, etc. 4. Index - 1 YR CMT, 3 YR CMT, 5 YR CMT, 7 YR CMT, 10 YR CMT, 3 month LIBOR, 6 month LIBOR, 12 month LIBOR, PRIME, INTERNAL (lender’s own internal rate); Leave cell blank if not indexed 5. Original collateral value, or updated, if available 6. Loan numbers of identified relationships (cross collateralized, junior lien, wrapped, etc.); Data should be comma or tab delimited if multiple relationships exist. 7. Type of relationship identified (cross collateralized, junior lien, wrapped, etc.)